Exhibit 10.1

SEVENTH AMENDMENT TO FINANCING AGREEMENT

THIS SEVENTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of February 3, 2006 by and among EAGLE FAMILY FOODS HOLDINGS, INC., a Delaware corporation (the “Parent”), EAGLE FAMILY FOODS, INC., a Delaware corporation (the “Borrower”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with the Parent, each a “Guarantor” and collectively, the “Guarantors”), the financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), FORTRESS CREDIT OPPORTUNITIES I LP, a Delaware limited partnership (“Fortress”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and WACHOVIA BANK, NATIONAL ASSOCIATION formerly known as Congress Financial Corporation (Central) (“Wachovia”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agents are parties to a Financing Agreement, dated as of March 23, 2004 (as amended, modified or supplemented from time to time, the “Financing Agreement”), pursuant to which the Lenders have extended credit to the Borrower consisting of a (a) Revolving A Credit Commitment in an aggregate principal amount not to exceed $40,000,000 outstanding at any time, and (b) Revolving B Credit Commitment in an aggregate principal amount not to exceed $53,000,000 outstanding at any time; and

WHEREAS, the Borrower has requested and the Lenders and Agents have agreed to amend the Financing Agreement to, among other things, (i) increase the Revolving B Credit Commitment to $63,000,000 through December 31, 2006, (ii) decrease the Revolving A Credit Commitment to $35,000,000, (iii) extend the Final Maturity Date until December 23, 2007 (subject to certain further extensions as set forth herein), (iv) decrease the interest rate applicable to the Revolving B Loans, and (v) amend the financial covenants as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have their respective meanings set forth in the Financing Agreement.

2. Amendments to Financing Agreement.

(a) Section 1.01 of the Financing Agreement is hereby amended by amending the definition of the term “Borrowing Base” by deleting the reference therein to “$40,000,000” and replacing it with “$35,000,000”.

(b) Section 1.01 of the Financing Agreement is hereby amended by amending the definition of the term “Consolidated Net Income” by deleting the reference in clause (b)(ii)(A) thereof to “$2,500,000” and replacing it with “$3,000,000”.

(c) Section 1.01 of the Financing Agreement is hereby amended by amending the definition of the term “Final Maturity Date” by deleting the reference therein to “March 23, 2007” and replacing it with “December 23, 2007”.

(d) Section 1.01 of the Financing Agreement is hereby amended by amending the definition of the term “Fixed Charge Coverage Ratio” by deleting clause (E) in its entirety and replacing it with the following:

“Capital Expenditures made by such Person and its Subsidiaries during such period provided, however, that up to $16,000,000 of Capital Expenditures in respect of the refurbishment of the El Paso Plant (as defined in the Second Amendment) shall be excluded from this clause (E).”

(e) Section 2.04(a)(ii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Each Revolving B Loan shall be a LIBOR Rate Loan, except as otherwise provided in Section 2.09 and Section 2.12, and shall bear interest on the principal amount thereof from time to time outstanding, from the date such Loan is made, continued or converted, as the case may be, until such principal amount becomes due, at a rate per annum equal to 9% plus the greater of (A) 4.25% and (B) the LIBOR Rate for the Interest Period in effect for such Loan. Each Revolving B Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date such Loan is made, continued or converted, as the case may be, until such principal amount becomes due, at a rate per annum equal to 7% plus the greater of (A) 6.25% and (B) the Reference Rate.”

(f) Section 2.06(f) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“If the Total Revolving Credit Commitment is terminated and all Obligations are paid in full (the first date on which the Total Revolving Credit Commitment is terminated and all Obligations are paid in full is hereafter referred to as the “Facility Termination Date”) prior to the Final Maturity Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, an amount equal to 1% of the then applicable Total Revolving Credit Commitment (each such amount referred to herein as the “Early Termination Fee”). Notwithstanding the foregoing, if the Facility Termination Date occurs prior to the Final Maturity Date as a result of (x) the sale of all or substantially all of the assets of the Parent and its Subsidiaries or (y) the sale of all of the Capital Stock of the Parent to a Person other than an Affiliate of the Parent, the Parent shall not be required to pay an Early Termination Fee in connection therewith.”

(g) Section 2.06(g) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“If the Final Maturity Date is extended in accordance with Section 2.09, the Borrower shall pay to the Administrative Agent for the account of the Lenders, a non-refundable extension fee (the “Extension Fee”) equal to the sum of (i) 0.25% of the then applicable Total Revolving A Credit Commitment (which shall be for the account of the Revolving A Loan Lenders) and (ii) 1% of the then applicable Total Revolving Credit B Commitment (which shall be for the account of the Revolving B Loan Lenders) which shall be payable on the date each Extension Notice is delivered to the Administrative Agent. In the event the Final Maturity Date is extended for a period of less than 1 year, the amount of such Extension Fee due shall be equal to 1% of the then applicable Total Revolving Credit Commitment multiplied by a fraction, (x) the numerator of which is equal to the number of days the Final Maturity Date is extended pursuant to such Extension Notice and (y) the denominator of which is 365.”

(h) Section 2.09 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“So long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall have delivered evidence satisfactory to the Agents that the maturity date of the Senior Subordinated Notes shall have been extended on terms satisfactory to the Agents in their sole discretion (but in any event no less than 30 days beyond the proposed Final Maturity Date contained in the Extension Notice referred to below), subject to Section 2.06(g), the Borrower may, by irrevocable written notice to the Administrative Agent (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders) (such notice being an “Extension Notice”) given no less than thirty (30) days (but no more than ninety (90) days) prior to the scheduled Final Maturity Date, request that the Lenders extend the Final Maturity Date by not less than 6 months and by not more than one year. Effective on the date of such Extension Notice and so long as the conditions described in clauses (i) and (ii) above are satisfied, the Final Maturity Date shall be automatically and immediately so extended to the date set forth in such Extension Notice. Upon the delivery of an Extension Notice and the extension of the Final Maturity Date pursuant to this Section 2.09, the Borrower shall be deemed to have represented and warranted on and as of the date of such Extension Notice and the effective date of such extension, as the case may be, that (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to the Agent and the Lenders pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects on and as of such date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date) and (ii) no Default or Event of Default has occurred and is continuing. Notwithstanding the foregoing, in no event shall the Final Maturity Date be extended beyond December 23, 2009.”

(i) Section 7.02(g) of the Financing Agreement is hereby amended by deleting the reference in clause (iii) thereof to “$1,500,000” and replacing it with “$2,000,000”.

(j) Financial Covenants; Capital Expenditures. Effective as of December 31, 2005, Section 7.03 of the Financing Agreement is hereby amended in its entirety to read as follows:

“Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Senior Leverage Ratio. Permit the ratio of all Obligations to Consolidated EBITDA of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth below to be greater than the applicable ratio set forth below:

Fiscal Month End	Senior Leverage Ratio
December 2005	3.60
January 2006	4.16
February 2006	4.71
March 2006	5.16
April 2006	5.62
May 2006	5.59
June 2006	5.12
July 2006	5.66
August 2006	5.85
September 2006	5.10
October 2006	4.62
November 2006	3.34
December 2006	2.67
January 2007	2.62
February 2007	2.76
March 2007	3.08
April 2007	3.20
May 2007	3.14
June 2007	2.95
July 2007	3.30
August 2007	3.46
September 2007	3.12
October 2007	2.97
November 2007	2.28
December 2007	1.88

(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth below to be less than the amount set forth opposite such date:

Fiscal Month End	Fixed Charge Coverage Ratio
December 2005	0.59
January 2006	0.52
February 2006	0.49
March 2006	0.52
April 2006	0.51
May 2006	0.52
June 2006	0.55
July 2006	0.55
August 2006	0.54
September 2006	0.56
October 2006	0.60
November 2006	0.65
December 2006	0.70
January 2007	0.73
February 2007	0.78
March 2007	0.80
April 2007	0.83
May 2007	0.88
June 2007	0.93
July 2007	0.92
August 2007	0.92
September 2007	0.92
October 2007	0.93
November 2007	0.93
December 2007	0.94

(c) Consolidated Trailing EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth below to be less than the applicable amount set forth below:

Fiscal Month End	Consolidated EBITDA
December 2005	$14,349,000
January 2006	$13,014,001
February 2006	$12,840,000
March 2006	$13,584,001
April 2006	$13,649,001
May 2006	$14,280,000
June 2006	$15,606,000
July 2006	$15,852,001
August 2006	$15,983,000
September 2006	$16,649,001
October 2006	$17,723,001
November 2006	$19,303,001
December 2006	$20,594,001
January 2007	$21,347,001
February 2007	$21,984,000
March 2007	$22,681,001
April 2007	$23,545,000
May 2007	$24,446,000
June 2007	$25,509,001
July 2007	$25,370,000
August 2007	$25,424,000
September 2007	$25,594,001
October 2007	$25,869,000
November 2007	$25,947,000
December 2007	$25,961,000

(d) Clean-up. The Borrower shall repay the outstanding principal amount of the Revolving B Loans in an amount sufficient to cause the aggregate principal amount of the Revolving B Loans outstanding on each of the dates set forth below to be less than the amount set forth below opposite such date:

Applicable Date	Outstanding Principal Amount of Revolving B Loans
January 3, 2006	$57,748,000
January 3, 2007	$53,000,000

(e) Extended Maturity. In the event that the Final Maturity Date is extended pursuant to Section 2.09 hereof, the Agents and the Loan Parties hereby agree to negotiate, in good faith, an amendment to the foregoing financial covenants set forth in Sections 7.03(a), (b), (c) and (d) in order to insert the applicable covenant thresholds during the extension period.”

(k) Lender’s Commitment Schedule. Schedule 1.01(A) of the Financing Agreement is hereby amended in its entirety to read as set forth on Annex I hereto.

3. Conditions to Effectiveness. This Amendment shall become effective on the later of (i) the date hereof and (ii) satisfaction in full, in a manner satisfactory to the Collateral Agent, of the following conditions precedent (other than the conditions set forth in clause (b)) (such date, the “Amendment Effective Date”):

(a) Delivery of Documents. The Collateral Agent shall have received on or before the Amendment Effective Date, (i) counterparts to this Amendment signed by each of the Loan Parties, the Lenders and the Agents, and, unless indicated otherwise, dated the

Amendment Effective Date in form and substance satisfactory to the Collateral Agent, and (ii) such other agreements, instruments, approvals, opinions and other documents as any Agent may reasonably request from the Loan Parties.

(b) Representations and Warranties. The representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date (except that any representation and warranty expressly made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default shall have occurred, assuming effectiveness of this Amendment, and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Legal Matters. All legal matters incident to this Amendment shall be satisfactory to the Collateral Agent and its counsel.

(d) Payment of Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Collateral Agent in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Collateral Agent.

(e) Amendment Fee. The Borrower shall have paid to the Administrative Agent, for the benefit of the Revolving B Lenders, an amendment fee equal to $315,000, in immediately available funds, which shall be deemed fully earned on the Amendment Effective Date. The Borrower shall have paid to the Administrative Agent, for the benefit of the Revolving A Lenders, an amendment fee equal to $87,500, in immediately available funds, which shall be deemed fully earned on the Amendment Effective Date.

4. Representations and Warranties. Each Loan Party that is a party to the Financing Agreement hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date (except that any representation and warranty made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings under the Financing Agreement, as amended hereby, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment, the Financing Agreement, as amended hereby and each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any other Loan Document, any Material Contract or any other contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operation or any of its properties, which, in the case of this clause (iv), could reasonably be expected to have a Material Adverse Effect.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment, the Financing Agreement, as amended hereby or any Loan Document to which it is or will be a party except for such of the foregoing that will have been made or obtained on or before the Amendment Effective Date and filings necessary to perfect security interests under the Loan Documents.

(e) Enforceability of Loan Documents. This Amendment, the Financing Agreement, as amended hereby and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

5. Continued Effectiveness of Financing Agreement. Each Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent, a Lien on any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

6. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) This Amendment is not, and shall not be deemed to be, a waiver of, or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other noncompliance now existing or hereafter arising under the Financing Agreement and the other Loan Documents.

7. The Borrower will pay on demand all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel to the Collateral Agent.

8. THE LOAN PARTIES, THE AGENTS AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE AGENTS OR THE LENDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

EAGLE FAMILY FOODS, INC.

By:	/s/ Michael P. Conti
Name:	Michael P. Conti
Title:	VP Finance

GUARANTORS:

EAGLE FAMILY FOODS HOLDINGS, INC.

By:	/s/ Michael P. Conti
Name:	Michael P. Conti
Title:	VP Finance

MILNOT COMPANY

By:	/s/ Michael P. Conti
Name:	Michael P. Conti
Title:	VP Finance

- i -

COLLATERAL AGENT AND LENDER:

FORTRESS CREDIT OPPORTUNITIES I LP

By:	Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	Chief Credit Officer

FORTRESS CREDIT FUNDING I LP

By:	Fortress Credit Funding I GP LLC, its general partner

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	Chief Credit Officer

ADMINISTRATIVE AGENT AND LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION formerly known as congress financial corporation (central)

By:	/s/ M. Galovic Sr.
Name:	M. Galovic Sr.
Title:	V.P.

- ii -

LENDERS: ABLECO FINANCE LLC, on behalf of itself and its affiliate assigns

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Vice President

- iii -

OAK HILL SECURITIES FUND, L.P.

By:	Oak Hill Securities GenPar, L.P.
its General Partner

By:	Oak Hill Securities MGP, Inc.,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

OAK HILL SECURITIES FUND II, L.P.

By:	Oak Hill Securities GenPar II, L.P.
its General Partner

By:	Oak Hill Securities MGP II, Inc.,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

OAK HILL CREDIT ALPHA FUND, LP

By:	Oak Hill Credit Alpha GenPar, L.P.,
Its General Partner

By:	Oak Hill Credit Alpha MGP, LLC,
Its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

OAK HILL CREDIT ALPHA FUND (OFFSHORE), LTD.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

- iv -

ANNEX I

SCHEDULE 1.01(A) – LENDERS AND LENDERS’ COMMITMENTS

Revolving A Credit Commitments

Lender	Revolving A Credit Commitment	Percentage of Revolving A Credit Commitment
Congress Financial Corporation (Central)	$35,000,000	100%
Total	$35,000,000	100%

Revolving B Credit Commitments

Lender	Revolving B Credit Commitment		Percentage of Revolving B Credit Commitment
	January 1, 2006 – December 31, 2006	January 1, 2007 – Final Maturity Date
Fortress Credit Opportunities I LP	$25,772,733	$21,681,823	40.9091%
Ableco Finance LLC (together with its affiliate assigns)	$25,772,733	$21,681,823	40.9091%
Oak Hill Securities Fund, L.P.	$3,436,335	$2,890,885	5.4545%
Oak Hill Securities Fund II, L.P.	$6,872,733	$5,781,823	10.9091%
Oak Hill Credit Alpha Fund	$423,801	$356,531	0.6727%
Oak Hill Credit Alpha Fund (Offshore), Ltd.	$721,665	$607,115	01.1455%

TOTAL	$63,000,000	$53,000,000	100%